UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2023

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-18415	38-2830092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street	Mt. Pleasant	Michigan	48858-1649
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A (the "Amendment") updates information disclosed in a Current Report on Form 8-K filed on May 12, 2023 (the "Original Form 8-K") relating to the Isabella Bank Corporation (the "Corporation") Annual Meeting of Shareholders held on May 9, 2023 (the "Annual Meeting"). The sole purpose of this amendment is to disclose the Corporation's decision regarding how frequently it will conduct future advisory votes on executive compensation (each, a "say-on-pay vote"). No other changes have been made to the Original Form 8-K.
Section 5 - Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.
    (d) As previously disclosed in the Original Form 8-K, at the Annual Meeting, the Corporation's shareholders voted to hold a say-on-pay vote every three years. Based on these results, the Corporation's Board of Directors has determined that it will hold say-on-pay votes every three years until the next required advisory vote on the frequency of say-on-pay votes occurs or until the Corporation otherwise determines that a different frequency for say-on-pay votes is in the best interest of the shareholders. The next required advisory vote on the frequency will occur no later than 2029.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	May 31, 2023	By:	/s/ Jae A. Evans
Jae A. Evans, President & CEO